Exhibit 9.1

AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated: April 23, 2026

MIH Fintech Investments B.V.

By:	/s/ S. de Reus
	Name:	S. de Reus
	Title:	Director

NASPERS LIMITED

By:	/s/ N. Marais
	Name:	N. Marais
	Title:	CFO

Prosus N.V.

By:	/s/ N. Marais
	Name:	N. Marais
	Title:	CFO